Exhibit 10.1
Execution Version
COFFEYVILLE RESOURCES, LLC
THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
     This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of October 2, 2009 (this “Amendment”), is entered into by and among COFFEYVILLE RESOURCES, LLC, a Delaware limited liability company (“Company”), COFFEYVILLE PIPELINE, INC., a Delaware corporation (“Pipeline”), COFFEYVILLE REFINING & MARKETING, INC., a Delaware corporation (“Refining”), COFFEYVILLE NITROGEN FERTILIZERS, INC., a Delaware corporation (“Fertilizers”), COFFEYVILLE CRUDE TRANSPORTATION, INC., a Delaware corporation (“Transportation”), COFFEYVILLE TERMINAL, INC., a Delaware corporation (“Terminal”), CL JV HOLDINGS, LLC, a Delaware limited liability company (“CL JV” and together with Pipeline, Refining, Fertilizers, Transportation and Terminal, collectively, “Holdings”) and CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders listed on the signature pages hereto, GOLDMAN SACHS CREDIT PARTNERS L.P. and CREDIT SUISSE SECURITIES (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners (in such capacities, collectively, the “Arrangers”) and CREDIT SUISSE, as Administrative Agent, Collateral Agent, Funded LC Issuing Bank and Revolving Issuing Bank (in such capacities, collectively, the “Administrative Agent”), and is made with reference to that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of December 28, 2006 as amended by the First Amendment to the Second Amended and Restated Credit and Guaranty Agreement dated as of August 23, 2007 and the Second Amendment to the Second Amended and Restated Credit and Guaranty Agreement dated as of December 22, 2008 (the “Current Credit Agreement”), by and among Company, Holdings, the Subsidiaries of Holdings named therein, Lenders, Arrangers, Administrative Agent, and the other Agents party thereto. Capitalized terms used herein not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Current Credit Agreement, and, for all purposes of this Amendment (except as otherwise expressly provided), Sections 1.2 and 1.3 of the Current Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein.
RECITALS:
     WHEREAS, the Credit Parties have requested that the Requisite Lenders agree to amend certain provisions of the Current Credit Agreement as provided for herein; and
     WHEREAS, subject to certain conditions set forth herein, the Requisite Lenders are willing to agree to such amendments relating to the Current Credit Agreement.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO CURRENT CREDIT AGREEMENT
     A. Amendments to Section 1: Definitions.
     (a) Section 1.1 of the Current Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
     “Allocated Debt Proceeds” as defined in Section 2.14(g).
     “CVR Affirmation” as defined in Section 6.5(a)(viii).
     “Net Proceeds” means, with respect to the incurrence of any Indebtedness, the cash proceeds received in respect of the incurrence of such Indebtedness minus the sum of direct costs relating to the incurrence of such Indebtedness, including legal, accounting and investment banking fees, brokerage and other commissions, and taxes paid or payable as a result thereof.
     “Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
     “Revolving Credit Level 0 Status” means, in the case of Revolving Loans, (a) the Company has consummated a Qualified IPO, (b) the Company’s corporate family rating is Caa1 (with a stable outlook) or lower by Moody’s and (c) the Company’s corporate or issuer credit rating is CCC+ (with a stable outlook) or lower by S&P.
     “Term Loan Level 0 Status” means, in the case of Term Loans and Funded Letters of Credit, (a) the Company has consummated a Qualified IPO, (b) the Company’s corporate family rating is Caa1 (with a stable outlook) or lower by Moody’s and (c) the Company’s corporate or issuer credit rating is CCC+ (with a stable outlook) or lower by S&P.
     “Third Amendment” means that certain Third Amendment to Second Amended and Restated Credit and Guaranty Agreement, dated as of October 2, 2009, among Company, Holdings, the Arrangers, the Administrative Agent, the Collateral Agent and the financial institutions and the Credit Parties listed on the signature pages thereto.
     “Third Amendment Effective Date” means the date of satisfaction or waiver by the Arrangers of the conditions referred to in Section II of the Third Amendment.
     (b) The following defined terms in Section 1.1 of the Current Credit Agreement are hereby restated in their entireties as follows:
     “Agreement” means the Second Amended and Restated Credit and Guaranty Agreement, dated as of December 28, 2006, as amended by the First Amendment, the Second Amendment and the Third Amendment, as it may be further amended, supplemented or otherwise modified from time to time.
     “Applicable Margin” means (a) (i) with respect to Revolving Loans that are Eurodollar Rate Loans, (A) from the Second Amendment Effective Date until the Company has achieved a change in the Revolving Credit Status, 5.25% per annum and (B) thereafter, a percentage per annum based on the Revolving Credit Status in effect from time to time as set forth below

Applicable Margin
Revolving Credit Status	for Revolving Loans
Revolving Credit Level 0 Status	6.25%
Revolving Credit Level I Status	5.75%
Revolving Credit Level II Status	5.50%
Revolving Credit Level III Status	5.25%
Revolving Credit Level IV Status	5.00%
; and (ii) with respect to Term Loans that are Eurodollar Rate Loans and Funded Letters of Credit, (A) from the Second Amendment Effective Date until the Company has achieved a change in the Term Loan Status, 5.25% per annum and (B) thereafter, a percentage per annum based on the Term Loan Status in effect from time to time as set forth below

Applicable Margin
for Term Loans and Funded Letters
Term Loan Status	of Credit
Term Loan Level 0 Status	6.25%
Term Loan Level I Status	5.75%
Term Loan Level II Status	5.50%
Term Loan Level III Status	5.25%
Term Loan Level IV Status	5.00%
; and (b) with respect to Swing Line Loans, Revolving Loans and Term Loans that are Base Rate Loans, an amount equal to (i) the Applicable Margin for Eurodollar Rate Loans as set forth in clause (a) above minus (ii) 1.00% per annum. Within one Business Day of receipt of a change in Revolving Credit Status or Term Loan Status, as applicable, Administrative Agent shall notify each Lender of the Applicable Margin in effect from such date. At any time, and for so long as, an Event of Default shall have occurred and be continuing, the Applicable Margin shall be determined as if Revolving Credit Level 0 Status and Term Loan Level 0 Status were in effect. No reduction in the Applicable Margin hereunder shall be effected for so long as any Event of Default has occurred and is continuing.

     “Change of Control” means, at any time, (i) as a result of a private sale of Capital Stock of Parent, Sponsors shall cease to beneficially own and control, directly or indirectly, on a fully diluted basis at least 35% of the economic and voting interests in the Capital Stock of Parent (it being understood that any one or more of the Sponsors may individually or collectively satisfy the minimum ownership and control requirements of this clause (i)) (provided that, in the event that Sponsors cease to beneficially own and control, directly or indirectly, on a fully diluted basis at least 35% of the economic and voting interests in the Capital Stock of Parent as a result of a public sale of Capital Stock of Parent, this clause (i) shall no longer be operative); (ii) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than any one or more of the Sponsors shall have acquired (a) beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Parent, in the aggregate, or (b) the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of any of Parent; (iii) Parent shall cease to beneficially own and control, directly or indirectly (including through any of Holdings), 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Company; (iv) Holdings (on a collective basis) shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Company; or (v) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Parent cease to be occupied by Persons who either (a) were members of the board of directors (or similar governing body) of Parent on the Effective Date or (b) were nominated for election by the board of directors (or similar governing body) of Parent, a majority of whom were directors on the Effective Date or whose election or nomination for election was previously approved by a majority of such directors.
     “Revolving Credit Level I Status” means, in the case of Revolving Loans, (a) with respect to any determination made after June 30, 2007, if the Company has not consummated a Qualified IPO, or (b) (i) the Company’s corporate family rating is B3 (regardless of outlook) or lower by Moody’s or (ii) the Company’s corporate or issuer credit rating is B— (regardless of outlook) or lower by S&P, but not Revolving Credit Level 0 Status.
     “Revolving Credit Level II Status” means, in the case of Revolving Loans, the Company has not achieved Revolving Credit Level 0 Status, Revolving Credit Level I Status, Revolving Credit Level III Status, or Revolving Credit Level IV Status.
     “Revolving Credit Status” means the existence of Revolving Credit Level 0 Status, Revolving Credit Level I Status, Revolving Credit Level II Status, Revolving Credit Level III Status, or Revolving Credit Level IV Status, as the case may be. Changes in the Applicable Margin resulting from changes in Revolving Credit Status shall become effective as of the first Business Day following (a) the day that changes in ratings from Moody’s or S&P become effective and/or (as applicable) (b) the day that the Company consummates a Qualified IPO.
     “Term Loan Level I Status” means, in the case of Term Loans and Funded Letters of Credit, (a) with respect to any determination made after June 30, 2007, if the Company has not consummated a Qualified IPO, or (b) (i) the Company’s corporate family rating is B3 (regardless of outlook) or lower by Moody’s or (ii) the Company’s corporate or issuer credit rating is B— (regardless of outlook) or lower by S&P, but not Term Loan Level 0 Status.

     “Term Loan Level II Status” means, in the case of Term Loans and Funded Letters of Credit, the Company has not achieved Term Loan Level 0 Status, Term Loan Level I Status, Term Loan Level III Status, or Term Loan Level IV Status.
     “Term Loan Status” means the existence of Term Loan Level 0 Status, Term Loan Level I Status, Term Loan Level II Status, Term Loan Level III Status, or Term Loan Level IV Status, as the case may be. Changes in the Applicable Margin resulting from changes in Term Loan Status shall become effective as of the first Business Day following (a) the day that changes in ratings from Moody’s or S&P become effective and/or (as applicable) (b) the day that the Company consummates a Qualified IPO.
     (c) The definition of “Consolidated Total Debt” set forth in Section 1.1 of the Current Credit Agreement is hereby amended by replacing “$40,000,000” with “$60,000,000”.
     (d) Effective in respect of measurement periods ending after the Third Amendment Effective Date, (i) the definition of “FIFO Adjustment” set forth in Section 1.1 of the Current Credit Agreement is hereby restated in its entirety as follows:
     ““FIFO Adjustment” means, with respect to any period (which shall be a period of four Fiscal Quarters and which period, with respect to any Fiscal Quarter (the “Reference Fiscal Quarter”), shall begin on the first day of the third preceding Fiscal Quarter and end on the last day of the Reference Fiscal Quarter), to the extent changes in the inventory value of any item of hydrocarbon inventory included in the inventory amount shown in the financial statements of the Company (each an “Item”) reduce or increase Consolidated Net Income, for each such Item, an amount equal to 75% of the sum of the products of (i) the inventory volume of each Item at the beginning of such period and (ii) the amount determined by subtracting (a) the inventory value of such Item at the beginning of such period from (b) the inventory value of such Item at the end of such period, such that if the result is negative, it represents a loss, and if the result is positive, it represents a gain.”; and
(ii) the definition of “FIFO Calculation Amount” set forth in Section 1.1 of the Current Credit Agreement is hereby deleted.
     B. Section 2.4(l) of the Current Credit Agreement is hereby restated in its entirety as follows:
     “(l) Swap Agreement Support. Notwithstanding anything herein to the contrary, Company shall maintain during any period in which the Swap Agreement remains in effect, Funded Letters of Credit in an aggregate amount required by the Swap Agreement.”.
     C. Section 2.11 of the Current Credit Agreement is hereby amended by the following:
     (i) inserting a new paragraph (f) as follows:
“(f) Company agrees to pay to the Administrative Agent for the ratable benefit of each Lender having Tranche D Term Loan Exposure an amount (based on each such Lender’s Pro Rata Share of Tranche D Term Loan Exposure) equal to (A) 2.00% of all voluntary prepayments and mandatory prepayments of principal of Tranche D Term Loans made at any time on or after the Third Amendment Effective Date and prior to the first anniversary of the Third Amendment Effective Date (other than any mandatory prepayments made pursuant to Section 2.14(b), 2.14(d) or 2.14(e)) and (B) 1.00% of all voluntary prepayments and mandatory prepayments of principal of Tranche D Term Loans made at any time on or after the first anniversary of the Third Amendment Effective Date and prior to the second anniversary of the Third Amendment Effective Date (other than any mandatory prepayments made pursuant to Section 2.14(b), 2.14(d) or 2.14(e)), each such amount to be paid concurrently with such voluntary or mandatory prepayment; provided that, for certainty, the amounts payable pursuant to clauses (A) and (B) above shall not be payable in connection with any scheduled principal payment pursuant to Section 2.12 or any voluntary prepayments made pursuant to Section 2.13(b)(iii).”; and
(ii) re-numbering paragraph (f) of Section 2.14 of the Current Credit Agreement as paragraph (g).
     D. Section 2.14(d) of the Current Credit Agreement is hereby restated in its entirety as follows:
“(d) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2007), Company shall, no later than ninety days after the end of such Fiscal Year, prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow less 100% of voluntary prepayments made during that Fiscal Year pursuant to Section 2.13 (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayment).”
     E. Section 2.14 of the Current Credit Agreement is hereby amended by the following:
     (i) inserting a new paragraph (g) as follows:
     “(g) Proceeds of Indebtedness issued by CVR. No later than the fifth Business Day following the date of receipt by Company pursuant to Section 6.5(a)(viii) of any direct or indirect proceeds from the issuance of Indebtedness by CVR, Company shall prepay the Tranche D Term Loans in an aggregate amount equal to 35% of the Net Proceeds of such Indebtedness incurred by CVR (the “Allocated Debt Proceeds”).”; and
     (ii) re-numbering paragraphs (g), (h) and (i) of Section 2.14 of the Current Credit Agreement as paragraphs (h), (i) and (j), respectively.
     F. Section 2.22 of the Current Credit Agreement is hereby amended by replacing the following:
     “Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority, defaults (a

“Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Revolving Loan or its portion of any unreimbursed payment under Section 2.3(b)(iv) or 2.4(e) or to fund its Credit Linked Deposit (in each case, a “Defaulted Loan”)”
with the following:
     “Anything contained herein to the contrary notwithstanding, in the event that any Lender (1) defaults in its obligation to fund any Revolving Loan or its portion of any unreimbursed payment under Section 2.3(b)(iv) or 2.4(e) or to fund its Credit Linked Deposit (in each case, a “Defaulted Loan”), (2) notifies the Administrative Agent or a Credit Party in writing that it does not intend to satisfy any such funding obligation hereunder, (3) has stated publicly that it will not comply with any such funding obligation hereunder or (4) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company (any of (1)-(4), a “Funding Default” and any such Lender, a “Defaulting Lender”)”.
     G. Section 5.13 of the Current Credit Agreement is hereby restated in its entirety as follows:
     “5.13 Swap Agreement. Company (i) may, at any time, terminate the Swap Agreement; provided that, if Company has not terminated the Swap Agreement within 30 Business Days following the Third Amendment Effective Date, Company shall, on such 30th Business Day, pay to each Lender a fee equal to 0.50% of the sum of such Lender’s aggregate Revolving Exposure, aggregate Tranche D Term Loan Exposure, aggregate Funded Letter of Credit Exposure and aggregate New Term Loan Exposure, and (ii) shall, within five days (or, if such day is not a Business Day, the next succeeding Business Day) of any termination of the Swap Agreement pursuant to clause (i), permanently reduce the Credit Linked Deposits on deposit in the Credit Linked Deposit Account to zero.”.
     H. Section 6.5(a)(viii) of the Current Credit Agreement is hereby restated in its entirety as follows:
     “so long as no Event of Default under Section 8.1(a) or under Section 8.1(c) with respect to Section 6.8 shall exist and be continuing, Company and Holdings may make Restricted Junior Payments to the extent necessary to permit CVR to make any payments of interest (and solely to make such payments) under any Indebtedness issued by CVR in an aggregate amount not to exceed $20,000,000 in any Fiscal Year; provided that, prior to any issuance of such Indebtedness, CVR shall agree in writing (for the benefit of the Administrative Agent and the Lenders) (any such writing, a “CVR Affirmation”) (A) to transfer an amount equal to the Allocated Debt Proceeds to Company for application by Company to the prepayment of the Tranche D Term Loans in accordance with Section 2.14(g) and (B) that CVR shall not use any proceeds of any such Indebtedness to (x) repurchase any of its Capital Stock or (y) pay any dividend or other distribution, direct or indirect, on account of any of its Capital Stock;”.
     I. Section 6.5(b) of the Current Credit Agreement is hereby restated in its entirety as follows:

     “(b) Company may make payments in connection with the termination of the Swap Agreement in accordance with Section 5.13;”.
     J. Section 6.8(a) of the Current Credit Agreement is hereby amended by replacing the following:

March 31, 2009 and thereafter	3.75:1.00
          with the following:

March 31, 2009 and thereafter	3.00:1.00
     K. Section 6.8(b) of the Current Credit Agreement is hereby amended by replacing the following:

March 31, 2009	2.25:1.00
June 30, 2009	2.25:1.00
September 30, 2009	2.25:1.00
December 31, 2009	2.25:1.00
March 31, 2010 and thereafter	2.00:1.00
          with the following:

March 31, 2009 and thereafter	2.75:1.00
     L. Section 8.1 of the Current Credit Agreement is hereby amended by:
(i)	deleting the word “or” at the end of clause (k);

(ii)	inserting the word “or” at the end of clause (l); and

(iii)	inserting a new paragraph (m) immediately following paragraph (l) as follows:

     “(m) CVR Affirmation. At any time after the execution and delivery by CVR of a CVR Affirmation, (i) CVR shall breach any obligation under such CVR Affirmation or (ii) such CVR Affirmation shall be declared null and void or otherwise fail to be in full force and effect;”.
SECTION II. CONDITIONS PRECEDENT TO EFFECTIVENESS
     This Amendment shall become effective as of the date hereof only upon the satisfaction or waiver by the Arrangers of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Third Amendment Effective Date”):
     A. Execution. The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Credit Parties and the Requisite Lenders.
     B. Fees. The Administrative Agent shall have received (i) for distribution to all Lenders executing this Amendment, an upfront fee in an amount equal to 0.50% of the aggregate of such Lender’s Loans and Commitments outstanding as of the Third Amendment Effective Date and (ii) all other fees and other amounts due and payable on or prior to the Third Amendment Effective Date (other than any fees or other amounts due and payable to GSCP, in its capacity as an Arranger), including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by Company hereunder or any other Credit Document. GSCP, in its capacity as an Arranger, shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by Company hereunder or any other Credit Document. All such fees shall be non-refundable.
     C. Necessary Consents. Each Credit Party shall have obtained all material consents necessary in connection with the transactions contemplated by this Amendment.
     D. Other Documents. On or before the Third Amendment Effective Date, the Arrangers shall have received such other documents, information or agreements regarding Credit Parties as the Arrangers may reasonably request.
SECTION III. REPRESENTATIONS AND WARRANTIES
     A. Corporate Power and Authority. Each Credit Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Current Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.
     B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
     C. No Conflict. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any material provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Holdings, Company or any Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party (other than the Current Credit Agreement), where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under the Current Credit Agreement, (iv) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of Lenders), or (v) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the Third Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.
     D. Binding Obligation. This Amendment has been duly executed and delivered by each of the Credit Parties party to the Amended Agreement and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     E. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by Company and Holdings of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.
     F. Incorporation of Representations and Warranties From Credit Documents. The representations and warranties contained in Section 4 of the Third Amendment are and will be true and correct in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
     G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.
SECTION IV. CREDIT SUPPORT PARTY ACKNOWLEDGMENT AND CONSENT
          Each Domestic Subsidiary and Holdings are referred to herein as a “Credit

Support Party” and collectively as the “Credit Support Parties”, and the Credit Documents to which they are a party are collectively referred to herein as the “Credit Support Documents”.
          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Current Credit Agreement and this Amendment and consents to the amendment of the Current Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Support Documents the payment and performance of all “Obligations” under each of the Credit Support Documents to which it is a party (in each case as such terms are defined in the applicable Credit Support Document).
          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited (except as expressly provided herein) by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
          Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Current Credit Agreement or any other Credit Support Document to consent to the amendments to the Current Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Current Credit Agreement, this Amendment or any other Credit Support Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Current Credit Agreement or the Amended Agreement.
SECTION V. MISCELLANEOUS
     A. Reference to and Effect on the Current Credit Agreement and the Other Credit Documents.
          (1) On and after the Third Amendment Effective Date, each reference in the Current Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Current Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Current Credit Agreement shall mean and be a reference to the Current Credit Agreement as amended by this Amendment.
          (2) Except as specifically amended by this Amendment, the Current Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (3) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Current Credit Agreement or any of the other Credit Documents.
     B. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     C. Execution. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Current Credit Agreement or any of the other Credit Documents.
     D. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     E. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE PARTIES HEREUNDER SHALL WAIVE ANY RIGHT TO TRIAL BY JURY.
     F. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
[Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COFFEYVILLE RESOURCES, LLC
By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE PIPELINE, INC.
By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE REFINING & MARKETING, INC.
By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE NITROGEN FERTILIZERS, INC.
By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE CRUDE TRANSPORTATION, INC.
By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE TERMINAL, INC.
By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

CL JV HOLDINGS, LLC
By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES PIPELINE, LLC
By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC
By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC
By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES TERMINAL, LLC
By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

CVR PARTNERS, LP
By:	CVR GP, LLC, its managing general partner

By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

CVR SPECIAL GP, LLC
By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent, Collateral Agent, Swing Line Lender, Funded LC Issuing Bank and Revolving Issuing Bank and a Lender
By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President

By:	/s/ Kevin Buddhdew
	Name:	Kevin Buddhdew
	Title:	Associate